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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         -------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       ----------------------------------


         Date of Report (Date of earliest event reported): July 11, 2002


                           AVALONBAY COMMUNITIES, INC.
               (Exact name of registrant as specified in charter)


          MARYLAND                       1-12672                 77-0404318
(State or other jurisdiction     (Commission file number)      (IRS employer
     of incorporation)                                       identification no.)


          2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VIRGINIA 22314
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (703) 329-6300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

On July 12, 2002, AvalonBay redeemed all outstanding shares of its Series C Cumulative Redeemable Preferred Stock. The redemption price was funded in part by the sale on July 11, 2002 of 592,000 shares of Series I Cumulative Redeemable Preferred Stock to an institutional investor for a purchase price of $25 per share in a private placement. The dividend rate on such shares is initially equal to 3.36% per annum (three month LIBOR plus 1.5%) of the liquidation preference. Attached as Exhibit 4.1 are the Articles Supplementary to the company's Articles of Incorporation containing the terms of the Series I Preferred Stock, including the terms of the dividend rate which will adjust after September 30, 2002 if such shares of preferred stock are then outstanding. The Series I Preferred Stock is redeemable by the Company at its election at any time.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

4.1 Articles Supplementary of the Company relating to its Series I Cumulative Redeemable Preferred Stock.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

                                       AVALONBAY COMMUNITIES, INC.


                                       By:  /s/ Thomas J. Sargeant
                                            ------------------------------
                                            Thomas J. Sargeant
                                            Executive Vice President and Chief
                                            Financial Officer


Dated: July 15, 2002


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                                  Exhibit Index


4.1 Articles Supplementary of the Company relating to its Series I Cumulative Redeemble Preferred Stock.